                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


THE BOARD OF DIRECTORS
FOREST OIL CORPORATION

We consent to the incorporation by reference in the registration statement on Form S-3 of Forest Oil Corporation relating to the offering of debt securities, preferred stock, common stock and securities warrants issuable in one or more series of our report dated February 11, 2000, relating to the consolidated balance sheets of Forest Oil Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 Annual Report on Form 10-K of Forest Oil Corporation and to the reference to our firm under the heading "Experts" in the registration statement.


                                                KPMG LLP

Denver, Colorado
April 20, 2000